Exhibit 10.30

NRG ENERGY, INC.

SUMMARY OF DIRECTOR COMPENSATION

Annual Retainers

•	Nonmanagement directors receive 60 percent of their compensation in the form of cash and the remaining 40 percent in the form of vested but deferred stock units.

•	Nonmanagement directors other than the nonexecutive Chairman receive total annual compensation of $110,000.

•	The nonexecutive Chairman receives $270,000 in annual compensation.

•	Members of the Audit Committee receive an additional $5,000 per year and the Chair of the Audit Committee receives an additional $50,000 per year.

•	The President and Chief Executive Officer does not receive separate compensation for Board service.

•	Additional compensation may be paid for service on special committees or under other exceptional circumstances.

Additional Compensation in 2004

•	In 2004, the Audit Committee members received an additional $10,000 for the extraordinary number (19) of meetings held in 2004.

•	Directors who served on the Special Committee formed in connection with a transaction in early 2004 were each paid an additional $20,000 for their services on that committee.

•	Directors who served on a Special Committee formed in connection with the sale of shares by MatlinPatterson Global Opportunities Partners L.P. and one of its affiliates to NRG were each paid an additional $5,000.